ANNEX A

Executive Officers and Directors of HGC NEXT INV LLC

Business Address: 501 2nd Street, Suite 500, San Francisco, CA 94107

Name:	Principal Occupation:
Hanwha Impact Partners Inc.	Managing Member of HGC NEXT INV LLC

Executive Officers and Directors of Hanwha Impact Partners Inc.

Business Address: c/o Hanwha Impact Partners Inc., 501 2nd Street, Suite 500, San Francisco, CA 94107

Name:	Principal Occupation:
Sunghyun Hong (citizen of South Korea)	President / Director
Inkyoon Jung (citizen of South Korea)	Secretary / Treasurer / Director

Executive Officers and Directors of Hanwha Impact Global Corporation

Business Address: c/o Hanwha Impact Global Corporation, 86, Cheonggyecheon-ro, Jung-gu, Seoul, South Korea

Name:	Principal Occupation:
Sung Bin Lim (citizen of South Korea)	President / Director
Gi Yeol Nam (citizen of South Korea)	Compliance Officer
Sunghyun Hong (citizen of South Korea)	Director
Steve Sukyung Park	Director

Executive Officers and Directors of Hanwha Aerospace Co., Ltd.

Business Address: c/o Hanwha Aerospace Co., Ltd., 1204 Changwon-daero, Seongsan-gu, Changwon-si, Gyeongsangnam-do, Korea, 51542

Name:	Principal Occupation:
Dongkwan Kim (citizen of South Korea)	Vice Chairman / Director
Jae Il Son (citizen of South Korea)	President & CEO / Director
Michael William Coulter	Global Defense CEO / Director
Byungchul An (citizen of South Korea)	Head of Strategy Office / Director, Chairman
Hyoun Jin Kim (citizen of South Korea)	Outside Director
Jingoo Jun (citizen of South Korea)	Outside Director
Huy jae Chon (citizen of South Korea)	Outside Director
Do-jin Jung (citizen of South Korea)	Outside Director
Jeongkeun Lee (citizen of South Korea)	Outside Director

Executive Officers and Directors of Hanwha Ocean USA International LLC

Business Address: c/o Hanwha Ocean USA International LLC, 5051 Westheimer Rd., Galleria Tower II, Suite 1400, Houston, TX 77056

Name:	Principal Occupation:
Yeonsung Chang (citizen of South Korea)	Chief Executive Officer/President/Manager
Jemin Hong (citizen of South Korea)	Chief Financial Officer

Executive Officers and Directors of Hanwha Ocean USA Holdings Corp.

Business Address: c/o Hanwha Ocean USA Holdings Corp., 5051 Westheimer Rd., Galleria Tower II, Suite 1400, Houston, TX 77056

Name:	Principal Occupation:
Yeonsung Chang (citizen of South Korea)	Chief Executive Officer/President/Director
Jemin Hong (citizen of South Korea)	Chief Financial Officer/Treasurer/Secretary

Executive Officers and Directors of Hanwha Ocean Co., Ltd.

Business Address: c/o Hanwha Ocean Co., Ltd., 3370, Geoje-daero, Geoje-si, Gyeongsangnam-do, South Korea

Name:	Principal Occupation:
Hee Cheul Kim (citizen of South Korea)	Chief Executive Officer / Director
Philippe Levy (citizen of France)	Head of Energy Plant Unit / Director
Dongkwan Kim (citizen of South Korea)	Vice Chairman / Non-Executive Director
Wangi Ahn (citizen of South Korea)	Outside Director
Bong-Hwan Kim (citizen of South Korea)	Outside Director
George Prescott Bush	Outside Director
Nak-Hee Hyun (citizen of South Korea)	Outside Director
Hoon Choi (citizen of South Korea)	Outside Director